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                                                                   EXHIBIT 10.16

                               SECURITY AGREEMENT

         This Agreement is made this 20th day of November, 1998 by and between Crestmark Bank, whose address is 850 East Long Lake, Troy, Michigan 48098 (hereinafter referred to as "Bank") and Big Buck Brewery & Steakhouse, Inc., a Michigan corporation, whose address is 500 S. Wisconsin, Gaylord, Michigan, (hereinafter defined and referred to as "Borrower").

                              W I T N E S S E T H :

         WHEREAS, Borrower is requesting a term loan (the "Loan") from Bank pursuant to a Loan and Security Agreement dated of even date herewith between Bank and Borrower, including all extensions, modifications, alterations, and amendments thereof ("Loan Agreement").

         NOW, THEREFORE, for and in consideration hereof, the parties hereto agree as follows:

         1. GRANT OF SECURITY INTEREST: Borrower hereby grants to Bank a continuing security interest in the "Collateral" described in Paragraph 2 below to secure (i) the repayment of the Loan and all other loans and advances (including all renewals and extensions thereof), and the Indebtedness (as defined in the Loan Agreement), and (ii) all obligations of any and every kind and nature heretofore, now or hereafter owing to Bank from Borrower, however incurred or evidenced (hereinafter collectively referred to as "Liabilities") plus all interest, costs, expenses, and reasonable attorneys' fees, which may be made or incurred by Bank in the disbursement, administration, and collection of said Liabilities, and in the protection, maintenance, and liquidation of the Collateral. This Agreement shall be and become effective when, and continue in effect, as long as any Liabilities of Borrower to Bank are outstanding and unpaid, and Borrower will not sell, assign, transfer, pledge or otherwise dispose of or encumber any Collateral except in the ordinary course of business while this Agreement is in effect without the written consent of Bank.

         2. COLLATERAL: The "Collateral" covered by this Agreement is all of Borrower's property described below, which Borrower now owns or shall hereafter acquire or create, immediately upon the acquisition or creation thereof, and includes, but is not limited to, any items listed on any schedule or list attached hereto:

                  A. ACCOUNTS: All of Borrower's Accounts, documents, Chattel Paper, instruments, contract rights, general intangibles, choses in action, now owned or hereafter acquired, including any right to any refund of any taxes heretofore or hereafter paid to any governmental authority (all of which are hereinafter individually and collectively referred to as "Accounts"), regardless of whether any such Accounts are acceptable or unacceptable to Bank.

                  B. INVENTORY: All of Borrower's Inventory and goods, now owned or hereafter acquired, including but not limited to, raw materials, work in process, finished goods, tangible property, stock in trade, wares, and merchandise used in or consumed in the ordinary course of business, including goods whose sale, lease or other disposition by Borrower has given rise to any Accounts and which goods have been returned to, or repossessed by, or stopped in transit by Borrower.

                  C. EQUIPMENT: All of Borrower's Equipment and fixtures, now owned or hereafter acquired, including all machinery, furniture, furnishings, and vehicles, together with all accessions, parts, attachments, accessories, tools and dies, or appurtenances thereto, or appertaining, attached, kept, used, or intended for use in connection therewith, and all substitutions, improvements and replacements thereof and additions thereto located at the addressed listed on Exhibit B hereto.


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                  D. FIXTURES: All fixtures, whether now or to be hereafter
attached, to the following described real property:

                         See attached Description of Real Estate, together with
all related rights.

                  E. ALL ASSETS: All of Borrower's Accounts, Equipment located at the addresses on Exhibit B hereto, Inventory, fixtures, documents, chattel paper, instruments, contract rights, general intangibles, including any right to any refund of any taxes, now owned or hereafter existing or acquired.

                  F. PROCEEDS, ETC.: All Proceeds of the Collateral, and proceeds of hazard insurance and eminent domain or condemnation awards of all of the foregoing described properties or interests in properties, including all products of, and accessions to, such properties or interests in properties. Plus, any and all deposits or other sums at any time credited by or due from Bank to Borrower and any and all instruments, documents, policies, and certificates of insurance, securities, goods, accounts receivable, choses in action, chattel paper, cash, property and the proceeds thereof (whether or not the same are Collateral or Proceeds thereof hereunder) owned by Borrower or in which Borrower has an interest, which are now or at any time hereafter in possession or control of Bank or in transit by mail or carrier to or from Bank or in possession of any third party acting on Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise, or whether Bank has conditionally released the same (excluding, nevertheless, any of the foregoing assets of Borrower which are now or at any time hereafter in possession or control of Bank under any written trust agreement wherein Bank is trustee and Borrower is trustor).

                  G. ACCESSIONS, ETC. All accessions, parts, attachments and accessories used or intended for use in connection with any of the foregoing described properties or interests in properties.

                  H. EXCLUDING therefrom all Equipment and fixtures, now owned or hereafter acquired, including all machinery, furniture, furnishing with all accessions, parts, attachments, accessories, tool and dies, or appurtenances thereto, or appertaining, attached, kept, or used at locations other than the locations listed on Exhibit B hereto.

                  The properties and interest in properties described in this Paragraph 2 are sometimes hereinafter individually and collectively referred to as the "Collateral".

         3. PERFECTION OF SECURITY INTEREST: Borrower shall execute and deliver to Bank, concurrently with Borrower's execution of this Agreement and at any time or times hereafter at the request of Bank (and pay the cost of filing or recording same in all public offices deemed necessary by Bank) all financing statements, assignments, certificates of title, applications for vehicle titles, affidavits, reports, notices, schedules of Accounts, designations of Inventory, letters of authority and all other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and maintain the perfection of Bank's security interests in the Collateral. Borrower shall also make appropriate entries on its books and records disclosing Bank's security interests in the Collateral.

         4. WARRANTIES: Borrower warrants and agrees that while any of the Liabilities remain unperformed and unpaid: (a) Borrower has or forthwith will acquire full legal title to the Collateral and is the lawful owner of all of the Collateral with an unqualified right to subject the Collateral to the security interest herein granted to Bank; (b) except for Permitted Encumbrances (as set forth in the Loan Agreement), Bank's security interest in the Collateral is a second priority security interest, other than financing statements showing NBD Bank is the secured party, there are no financing statements covering any of the Collateral in any public office and Borrower will defend and indemnify Bank against the claims and demands of all other persons claiming an interest in the Collateral; (c) all of the Collateral is located in the State of Michigan at the addresses of Borrower set forth herein, and Borrower's business locations shall not be changed nor the Collateral moved outside of Michigan without the prior written consent of Bank, and Borrower further warrants that the Collateral, wherever located, is covered by


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this Agreement; (d) the Collateral will not be used, nor will Borrower permit the Collateral to be used, for any unlawful purpose; (e) Borrower will neither change its name, form of business entity nor address of its principal office without giving written notice thereof at least fifteen (15) business days prior to the effective date of such change; and Borrower agrees that all documents, instruments and agreements demanded by Bank in response to such change shall be prepared, filed and recorded at Borrower's expense prior to the effective date of such change; (f) Borrower shall at all times maintain the Collateral in first class condition and repair; (g) the execution and delivery of this Agreement and any instruments evidencing Liabilities will not violate nor constitute a breach of Borrower's Articles of Incorporation, By-Laws, Partnership Agreement, or any agreement or restriction of any type whatsoever to which Borrower is a party or is subject; (h) all financial statements and information relating to Borrower delivered or to be delivered by Borrower to Bank are true and correct and, to the best of Borrower's knowledge, prepared in accordance with generally accepted accounting principles, and there has been no material adverse change in the financial condition of Borrower since the submission of any such financial information to Bank; (i) there are no actions or proceedings which are threatened or pending against Borrower which might result in any material adverse change in Borrower's financial condition or which might materially affect any of Borrower's assets; and (j) Borrower has duly filed all federal, state, and other governmental tax returns which Borrower is required by law to file, and all such taxes required to be paid have been paid in full. Borrower will indemnify and hold Bank harmless from and against any and all claims, expenses and costs, including reasonable attorneys' fees, arising from or related to any breach of these warranties.

         5. BORROWER REMAINS LIABLE: Anything contained herein to the contrary notwithstanding, (a) Borrower shall remain liable under the contracts and agreements included in the Collateral to perform all of its duties and obligations to the same extent as if this Agreement had not been executed, (b) the exercise by Bank of any of its rights under the Loan Agreement, Collateral Documents or this Agreement shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) Bank shall have no obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Bank be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned thereunder.

         6. INSURANCE, TAXES, ETC.: Borrower shall (a) pay all taxes, levies, assessments, judgments and charges of any kind upon or relating to the Collateral, to Borrower's business, and to Borrower's ownership or use of any of its assets, income or gross receipts; (b) at its own expense, keep and maintain all of the Collateral fully insured against loss or damage by fire, theft, explosion and other risks in such amounts, with such companies, under such policies and in such form as shall be satisfactory to Bank, which policies shall expressly provide that loss thereunder shall be payable to Bank as its interest may appear (and Bank shall have a security interest in the proceeds of such insurance and may apply any such proceeds which may be received by it toward payment of Borrower's Liabilities, whether or not due, in such order of application as Bank may determine); (c) maintain at its own expense public liability and property damage insurance in such amounts with such companies, under such policies and in such form as shall be reasonably satisfactory to Bank; and, upon Bank's request, shall furnish Bank with such policies and evidence of payment of premiums thereon. If Borrower at any time hereafter should fail to obtain or maintain any of the policies required above or pay a premium in whole or in part relating thereto, or shall fail to pay any such tax, assessment, levy, or charge or to discharge any such lien or encumbrance, then Bank, without waiving or releasing any obligation or default of Borrower hereunder, may at any time hereafter (but shall be under no obligation to do so) make such payment or obtain such discharge or obtain and maintain such policies of insurance and pay such premiums, and take such action with respect thereto as Bank deems advisable. All sums so disbursed by Bank, including reasonable attorneys' fees, court costs, expenses, and other charges relating thereto, shall be part of Borrower's Liabilities, secured hereby, and payable on demand.

         7. INFORMATION: Borrower shall permit Bank or its agents to have access to and to inspect and verify the Collateral in the name of Bank or Borrower. Borrower will make same available at any time for such purposes. In addition, Borrower shall promptly supply Bank with financial and such other information concerning its affairs and assets as Bank may request from time to time.


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         8.       DEFAULT:

                  A. The occurrence of any of the following events shall constitute a Default (as such term is used herein); (a) the non-payment, when due, of any amount payable on any of the Liabilities or any extension or renewal thereof or the failure to perform any agreement of Borrower contained herein;
(b) any statement, representation or warranty of Borrower herein, in the Loan Agreement, the Collateral Documents (as defined in the Loan Agreement) or in any other writing furnished by Borrower to Bank, at any time, is untrue in any respect as of the date made; (c) any Obligor (which term, as used herein, shall mean Borrower and each other party primarily or secondarily liable on any of the Liabilities) becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors, conveys any assets to a trustee for the benefit of Obligor's creditors, conveys substantially all of its assets, or any proceeding is instituted by or against any Obligor alleging that such Obligor is insolvent or unable to pay debts as they mature or a petition of any kind is filed under the Federal Bankruptcy Act by or against such Obligor; (d) entry of any final judgment, and the expiration of any appeal period related thereto, against any Obligor or order of attachment, execution, sequestration or other order in the nature of a writ is levied on the Collateral; (e) death of any Obligor who is a natural person, or of any partner of any Obligor which is a partnership; (f) dissolution or transfer of a substantial part of the property of any Obligor which is a corporation or a partnership; and (g) the occurrence of a Default as set forth in the Loan Agreement.

                  B. Upon the occurrence of a Default, the notes and all other Liabilities may (notwithstanding any provisions thereof) at the option of Bank and without demand or notice of any kind, be declared, and thereupon immediately shall become due and payable, and Bank may exercise from time to time any rights and remedies, including the right to immediate possession of the Collateral, available to it under the Loan Agreement, Collateral Documents and applicable law. Bank shall have the right to hold any property then in or upon said Collateral at time of repossession not covered by this Agreement until return is demanded in writing by Borrower. Borrower agrees, in case of Default, to assemble, at its expense, all the Collateral at a convenient place acceptable to Bank and to pay all costs of Bank of collection of the notes and all other Liabilities, and enforcement of rights hereunder, including reasonable attorneys' fees and legal expenses, including participation in Bankruptcy proceedings, and expense of locating the Collateral and expenses of any repairs to any realty or other property to which any of the Collateral may be affixed or be a part.

                  C. BORROWER AGREES THAT BANK SHALL, IN THE EVENT OF ANY DEFAULT, HAVE THE RIGHT TO PEACEFULLY RETAKE ANY OF THE COLLATERAL, BORROWER WAIVES ANY RIGHT IT MAY HAVE, IN SUCH INSTANCE, TO A JUDICIAL HEARING PRIOR TO SUCH RETAKING.

                  9. GENERAL: Time shall be deemed of the very essence of this Agreement. Except as otherwise defined in this Agreement, all terms in this Agreement shall have the meanings provided by the Michigan Uniform Commercial Code. Bank shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Borrower requests in writing, but failure of Bank to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and failure of Bank to preserve or protect any rights with respect to such Collateral against any prior parties or to do any act with respect to the preservation of such Collateral not so requested by Borrower shall not be deemed a failure to exercise reasonable care in the custody and preservation of such Collateral. Any delay on the part of Bank in exercising any power, privilege or right hereunder, or under any other instrument executed by Borrower to Bank in connection herewith shall not operate as a waiver thereof, and no single or partial exercise thereof, or the exercise of any other power, privilege or right shall preclude other or further exercise thereof, or the exercise of any other power, privilege or right. The waiver by Bank of any Default by Borrower shall not constitute a waiver of any subsequent defaults, but shall be restricted to the default so waived. If any part of this Agreement shall be contrary to any law which Bank might seek to apply or enforce, or should otherwise be defective, the other provisions of this Agreement shall not be affected thereby, but shall continue in full force and effect. All rights, remedies and powers of Bank hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all


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rights, remedies and powers given hereunder or in or by any other instruments or by the Michigan Uniform Commercial Code, or any laws now existing or hereafter enacted.

                  This Agreement has been delivered in Michigan, and shall be construed in accordance with the laws of the State of Michigan. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The rights and privileges of Bank hereunder shall inure to the benefit of its successors and assigns and this Agreement shall be binding on all heirs, executors, administrators, assigns and successors of Borrower.

         10. COUNTERPARTS: This Security Agreement may be executed in several counterparts, and each executed counterpart shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

         11. ENTIRE AGREEMENT: Borrower acknowledges that this is the entire Agreement between the parties except to the extent that writings signed by the party to be charged are specifically incorporated herein by reference either in this Agreement or in such writings, and acknowledges receipt of a true and complete copy of this Agreement.



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         IN WITNESS WHEREOF, the parties hereto execute this Agreement on the date and year first written above.



                                         "BORROWER"

                                         BIG BUCK BREWERY & STEAKHOUSE, INC.,
                                         A MICHIGAN CORPORATION


                                         By:/s/ William L. Rolinski
                                            -----------------------------
                                                  William L. Rolinski
                                         Its:     President


                                         "BANK"

                                         Crestmark Bank,
                                         a Michigan bank


                                         By:/S/ DOMINICK DEBELLO
                                            -----------------------------
                                                  Dominick DeBello
                                         Its:     Vice President

                                    EXHIBIT A

Land in the City of Gaylord, County of Otsego, State of Michigan, described as:

A parcel of land on part of the Southwest 1/4 section of Section 4, Town 30 North, Range 3 West, City of Gaylord, Michigan, described as commencing at the Southwest corner of said Section 4; thence South 85 degrees 09 minutes 56 seconds East, 1319.45 feet along the South line of said Section 4; thence North 04 degrees 46 minutes 14 seconds West 1312.68 feet along the West 1/8 line of said Section 4 to the Point of Beginning; thence North 85 degrees 06 minutes 05 seconds West 480.00 feet along the South 1/8 line of said Section 4; thence South 04 degrees 46 minutes 29 seconds East 400.02 feet; thence North 85 degrees 01 minutes 25 seconds West 79.61 feet; thence along the Easterly line of Limited Access Highway I-75, the following two (2) courses: 1) 772.83 feet along a curve to the left, said curve having a radius of 11459.16 feet, a central angle of 03 degrees 51 minutes 15 seconds, a long chord of 772.69 feet bearing North 15 degrees 39 minute 25 seconds West, 2) North 17 degrees 35 minutes 21 seconds West 25.36 feet; thence North 88 degrees 28 minutes 44 seconds East 704.32 feet; thence South 04 degrees 46 minutes 14 seconds East 437.69 feet to the Point of Beginning, and being subject to an easement for highway purposes over and across a parcel of land described as: Commencing at the South 1/4 corner of Section 4, Town 30 North, Range 3 West, City of Gaylord, Otsego County, Michigan, proceeding North 85 degrees 09 minutes 56 seconds West 1319.46 feet along the South line of said Section 4 and North 04 degrees 46 minutes 14 seconds West 1312.68 feet along the West 1/8 line to the center 1/8 corner of the Southwest 1/4 of said Section 4 and the Point of Beginning; thence North 85 degrees 06 minutes 05 seconds West 7.10 feet along the South 1/8 line; thence North 04 degrees 46 minutes 14 seconds West 415.12 feet; thence North 00 degrees 47 minutes 39 seconds West; 100.94 feet; thence South 04 degrees 46 minutes 14 seconds East 517.02 feet along the West 1/8 line to the Point of Beginning.

Tax Code No. 101-104-195-04


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                                    EXHIBIT B

                             LOCATION OF COLLATERAL



                                550 S. Wisconsin
                             Gaylord, Michigan 49735

                                2550 Takata Drive
                          Auburn Hills, Michigan 48326

                               2500 28th Street SW
                             Grand Rapids, MI 49512